PEABODY & BROWN
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               101 FEDERAL STREET
                        BOSTON, MASSACHUSETTS 02110-1832
                                 (617) 345-1000



                                 March 12, 1997



Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, New York   10022-3862

Gentlemen:

     We have acted as special counsel in connection with your delivery of an opinion letter as counsel to The Tocqueville Trust, a Massachusetts business trust (the "Trust") in connection with the Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission to register shares of beneficial interest, $.01 par value ("Shares") of The Tocqueville International Value Fund (the "Fund"). Such shares are to be issued in connection with an Agreement and Plan of Reorganization (the "Plan") whereby all the assets of the The Tocqueville Asia-Pacific Fund ("TAPF") will be transferred to the Fund in exchange for the Shares and such Shares shall be distributed to shareholders of the TAPF upon its liquidation.

     In rendering this opinion, we have examined and are familiar with the following:

          (a) the Agreement and Declaration of Trust, as amended (the "Trust Agreement"), certified by the Secretary of State of the Commonwealth of Massachusetts, and the By-Laws of the Trust, certified by the Trust's Secretary;

          (b) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the legal existence and good standing of the Trust in Massachusetts dated March 7, 1997 and

          (c) the votes of the Board of Trustees of the Trust adopted on March 6, 1997, certified by the Trust's Secretary, approving the Plan and the transactions contemplated thereby.


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Kramer, Levin, Naftalis & Frankel
March 12, 1997
Page 2



     Our opinion in paragraph 1 below, as it relates to the valid existence and good standing of the Trust, is based solely upon the certificate of the Secretary of State of the Commonwealth of Massachusetts referred to in (b) above and is limited accordingly, and as to such matters our opinion is rendered as of the date of such certificate.

     Our opinion in paragraph 2 below, as it relates to the nonassessability of the shares of the Fund, is qualified to the extent that under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Trust. In this regard, however, please be advised that the Trust Agreement disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. Also, the Trust Agreement provides for indemnification out of the Trust's property for all loss and expense of any shareholder held personally liable for the obligations of the Trust.

     Insofar as our opinions relate to factual matters, information with respect to which is in the possession of the Trust, we have made inquiries to the extent we believe reasonable with respect to such matters, and have relied upon representations made to us by one or more officers of the Trust.

     We express no opinion as to compliance with any state or federal securities laws. For purposes of this opinion letter, we have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and express no opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

     We   understand   that   the   foregoing   assumptions,   limitations   and
qualifications are acceptable to you.

     Based on, in reliance upon, and subject to the foregoing, we are of the opinion that:

          1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the Commonwealth of Massachusetts.

          2. The Shares when issued in accordance with the terms of the Plan and the Trust's Registration Statement on Form N-14, will be validly issued, fully paid and non-assessable by the Trust.


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Kramer, Levin, Naftalis & Frankel
March 12, 1997
Page 3


     We understand you will be delivering an opinion to the Trust as to, among other things, the legality of the Shares, which opinion will be filed as an exhibit to the Registration Statement. This opinion letter is solely for your use in connection with the delivery of your opinion to the Trust, and we consent to the inclusion of this opinion with your opinion to the Trust, as an exhibit to the Registration Statement.

     This opinion may not be used for any other purpose or relied upon by any you or by other person or entity without our prior written consent.


                                                     Very truly yours,



                                                     /s/ Peabody & Brown
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